PROXY

     FOR THE ANNUAL MEETING OF SHAREHOLDERS OF WESTLAND DEVELOPMENT CO., INC. to be held at 9:00 a.m., November 14, 1995, in the Taos Room of the Albuquerque Convention Center, at 401 Second Street, N.W.

     This Proxy is solicited by Management. Management recommends that you vote "Yes" for the election of each Management Candidate.

     THE UNDERSIGNED HEREBY APPOINTS AS PROXIES, Sosimo S. Padilla, Barbara Page, and Polecarpio (Lee) Anaya, and each of them, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated below, all of the stock of Westland Development Co., Inc. owned of record by the undersigned on October 2, 1995, at the 1995 Annual Meeting of Shareholders to be held on November 14, 1995, and at any postponement(s) or adjournment(s) thereof, for the election of Three Class B Directors and to vote upon any other matters which may properly come before the Meeting, subject to any directions in this proxy.

THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY ME FOR ANY PURPOSE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOSIMO SANCHEZ PADILLA, JOE S. CHAVEZ AND CARLOS SAAVEDRA AS THE COMPANY'S CLASS B DIRECTORS, AGAINST THE SHAREHOLDER'S PROPOSAL TO AMEND ARTICLE V OF THE COMPANY'S ARTICLES OF INCORPORATION AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER BROUGHT BEFORE THE MEETING.

1.ELECTION OF DIRECTORS:

        [__]    YES: VOTE MY STOCK FOR THE FOLLOWING THREE NOMINEES:
                SOSIMO SANCHEZ PADILLA - JOE S. CHAVEZ - CARLOS SAAVEDRA

        [__]    NO: WITHHOLD AUTHORITY TO VOTE FOR ALL CANDIDATES LISTED ABOVE.

     INSTRUCTIONS: If you do not want your stock voted for any individual listed above, line through that Nominees name. (To be elected, nominees for seats on the Board of Directors must receive the affirmative vote of a majority of the

2. AMENDMENT OF ARTICLE V OF THE ARTICLES OF INCORPORATION:

     To amend Article V of the Company's  Articles of  Incorporation to provide:
"From and after the date of the 1995 annual meeting of shareholders, no director of this corporation shall serve more than two consecutive three year terms of office".

        [__]    YES


        [__]    NO

     (An amendment to the Company's Articles of Incorporation requires the affirmative vote of two-thirds of all of the Company's issued and outstanding shares, voted at the meeting by the owners thereof in person or by proxy.)

2. OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     If any other matters are properly brought before the Meeting (or any adjournments of the Meeting) in their discretion, the persons named as Proxies or their substitutes are authorized to vote upon such other matters in their discretion.

        [__] GRANTED  [__] WITHHELD

     Sign below as your name appears on the label. If there is no label, sign your name as you normally sign your name and date your proxy.


                                    ____________________________________________
                                                      Signature


                                    DATE _________________________________, 1995



                                    ____________________________________________
                                        Signature of co-owner (if applicable)


                                    DATE _________________________________, 1995

     When signing as attorney, executor, administrator, trustee or guardian, please sign title as such. If a corporation, please sign in full the corporation's name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. If anyone other than the shareholder(s) named on the above label is signing this proxy, indicate the capacity in which you are signing, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR STOCK CANNOT BE VOTED UNLESS YOU VOTE IN PERSON AT THE ANNUAL MEETING OR YOU RETURN A SIGNED AND DATED PROXY BY THE TIME OF VOTING AT THE ANNUAL MEETING.